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                              CONSENT OF EXPERTS

  We consent to the reference to our firm under the caption "Experts" with respect to the sections entitled "Risk Factors--Dependence upon Proprietary Rights; Risks of Infringement" and "Business--Patents and Proprietary Technology" in the Registration Statement on Form S-1 of Hyseq, Inc. proposed to be filed on or about June 12, 1997.

                                          McCutchen, Doyle, Brown & Enersen,
                                           LLP

                                                   /s/ Bartley C. Deamer
                                          By: _________________________________
                                                     Bartley C. Deamer

San Francisco, California
June 12, 1997